Exhihit 10.30
                              AMENDED AND RESTATED
                     EMPLOYMENT RETENTION AGREEMENT FOR SERI

         THIS AMENDED AND RESTATED EMPLOYMENT RETENTION AGREEMENT ("Agreement") made and entered into by and between Southern Energy Resources, L.L.C. ("SERI")
and                          (the "Employee") on                   , 2000, to be
   --------------------------                    ------------------
effective as of                , 2000 (the "Effective Date").
                ---------------

                              W I T N E S S E T H:
                               - - - - - - - - - -
         WHEREAS, the Employee is the            (insert title)     of SERI; and
                                      -----------------------------
         WHEREAS, SERI and the Employee  entered  into an  Employment  Retention
Agreement  on                          , 1999 (the  "Original  Effective  Date")
              ------------------------
(the "Original Agreement"); and
         WHEREAS, SERI and the Employee subsequently entered into an Amended and
Restated  Employment  Retention  Agreement on                        (the "First
                                              -----------------------
Amended Agreement"); and
         WHEREAS, SERI and the Employee wish to supersede the Original Agreement and the First Amended Agreement with this Agreement; and
         WHEREAS, this Agreement incorporates the definition of a "Change in Control" from the Southern Energy Resources, Inc. Change in Control Benefit Plan Determination Policy, and replaces references to Southern Company with references to Southern Energy, Inc. ("Southern Energy") due to the spin-off of Southern Energy from Southern Company; and
         WHEREAS, SERI wishes to continue to encourage the Employee to remain with SERI and to provide the Employee with an interest in SERI's overall profitability.

         NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
         1. General Award. Subject to the terms and conditions of this Agreement, SERI shall pay to the Employee an amount equal to ______________ (the "Base Award") plus an additional amount calculated as provided in Section 3 below (the "Value Award") (collectively referred to as the "Award Amount").
         2. Vesting of Award Amount. Payment of the Award Amount is subject to Employee satisfying the following vesting requirements. The Award Amount shall vest on the earlier of: (1) January 1, 2003 (the "Vesting Period"), provided the Employee is then an employee of SERI, or an affiliate or subsidiary of Southern Energy; or (2) upon a Change in Control as defined in the Southern Energy Resources, Inc. Change in Control Benefit Plan Determination Policy, as amended from time to time in accordance with the provisions therein (collectively the "Vesting Date").
         3. Value Award. The Value Award shall be calculated by multiplying the Base Award times a percentage that is equal to the increase (expressed as a percentage) in the Share Value of Southern Energy as determined on the most recent Valuation Date preceding the Original Effective Date, this Share Value converted in a manner consistent with the conversion under the former Southern Energy Resources, Inc. Value Creation Plan, as in effect immediately prior to the termination thereof (the "VCP"), and the increase in this "converted" Share Value attributable to the increase, if any, in the common stock of Southern Energy as determined on the Vesting Date. In the event of termination of employment under Section 6, the Employee, or his estate in the event of death, shall be entitled to a partial payment of the Value Award (the "Partial Value Award"). Notwithstanding the above, the payment of any Value Award or Partial Value Award under this Section 3 is expressly conditioned upon the determination that the Share Value of Southern Energy as of the Vesting Date or the date of termination of employment, whichever is applicable, is greater than the Share Value of Southern Energy on the Original Effective Date. The "Share Value" on the Original Effective Date shall be determined under the VCP; the "Share Value" on the Vesting Date or the date of termination of employment shall be the fair market value of the common stock of Southern Energy on the Valuation Date on or immediately preceding the Vesting Date or the date of termination of employment, as applicable. The "Valuation Date" with respect to the Original Effective Date shall be determined under the VCP; the "Valuation Date" with respect to the Vesting Date or the date of termination of employment shall be each day the New York Stock Exchange conducts business.
         4. Payment of Account Balance. Provided that the Employee is then an employee of SERI, or an affiliate or subsidiary of Southern Energy, SERI shall pay to the Employee the value of his Award Amount, in cash, within ten (10) days of the Vesting Date.
         5. Election to Defer. If eligible and permitted under the Southern Energy, Inc. Deferred Compensation Plan for Directors and Select Employees, by written election timely filed with the Deferred Compensation Plan Committee, the Employee may defer all or a portion of the amount to be received under this Agreement, by having such amount contributed on his account in accordance with the terms and conditions of such Plan.
         6. Death, Permanent Disability or Termination Without Cause. In the event of the Employee's termination of employment with SERI, prior to the payout of the Award Amount, for reasons of death, permanent disability or termination by SERI without Cause (as defined in Section 7), SERI shall pay, within a reasonable time after such event, to the Employee, or his estate in the event of death, the Base Amount and the applicable Partial Value Amount determined under
Section 3 as of the date of such termination.
         7. Termination for Cause or Resignation by Employee. In the event of the Employee's termination of employment for Cause, or the Employee's resignation (which includes the Employee's retirement), prior to the Vesting Date, the Employee shall forfeit the entire Award Amount and SERI shall have no further obligations with respect to any amount under this Agreement. As used in this Agreement, the term "Cause" shall mean gross negligence or willful misconduct in the performance of the duties and services required in the course of employment by SERI; the final conviction of a felony or misdemeanor involving moral turpitude; the carrying out of any activity or the making of any statement which would prejudice the good name and standing of SERI, or an affiliate or subsidiary of Southern Energy (collectively "SEI Group") or would bring the SEI Group into contempt, ridicule or would reasonably shock or offend any community in which the SEI Group is located; a material breach of the fiduciary obligations owed by an officer and an employee to the SEI Group; or the Employee's unsatisfactory performance of the duties and services required by his or her employment provided that SERI has given the Employee notice of his unsatisfactory performance and the actions required on the part of the Employee to make such performance satisfactory and the Employee has not improved his or her performance to a satisfactory level within a ninety (90) day period.
         8. Confidentiality and Legal Process. The Employee represents and agrees that he will keep the terms, amount and fact of this Agreement confidential and that he will not hereafter disclose any information concerning this Agreement to anyone other than his personal agents, including, but not limited to, any past, present, or prospective employee or applicant for employment with SERI, Southern Energy, or its affiliates. Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit the Employee from performing any duty or obligation that shall arise as a matter of law. Specifically, the Employee shall continue to be under a duty to truthfully respond to matters of law. Specifically, the Employee shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process. This Agreement is not intended in any way to proscribe the Employee's right and ability to provide information to any federal, state or local government in the lawful exercise of such government's governmental functions.
         9. Assignability. Neither the Employee, his estate, his beneficiaries, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Agreement shall be void and have no effect.
         10.  Unsecured  General  Creditor.   SERI  shall  neither  reserve  nor
specifically set aside funds for the payment of its obligations under this Agreement, and such obligations shall be paid solely from the general assets of SERI. Notwithstanding that the Employee may be entitled to receive the Award Amount under the terms and conditions of this Agreement, the assets from which such amount may be paid shall at all times be subject to the claims of SERI's creditors.
         11. Guarantee of Southern Energy. If SERI fails or refuses to make payments under this Agreement, the Employee may have the right to obtain payment by Southern Energy pursuant to the terms of the "Guarantee Agreement Concerning Southern Energy Resources, Inc. Compensation and Benefit Arrangements" entered into by SERI and Southern Energy. The Employee's right to payment is not increased as a result of this Guarantee. The Employee has the same right to payment from Southern Energy as from SERI. Any demand to enforce this Guarantee should be made in writing and should reasonably and briefly specify the manner and the amount SERI has failed to pay. Such writing given by personal delivery or mail shall be effective upon actual receipt. Any writing given by telegram or telecopier shall be effective upon actual receipt if received during Southern Energy's normal business hours, or at the beginning of the next business day after receipt, if not received during Southern Energy's normal business hours. All arrivals by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery.
         12. Amendment; Modification; Termination. Except as otherwise provided herein, this Agreement may be amended, modified, or terminated only by a writing executed by the parties hereto.
         13. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which the Employee may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the SERI.
         14. Tax Withholding. There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by SERI to such governmental authority for the account of the Employee.
         15. Compensation. Any compensation contributed on behalf of the Employee under this Agreement shall not be considered "compensation," as the term is defined in the Southern Energy Resources Employee Savings Plan, or the Southern Energy Resources Pension Plan. Distributions from the Employee's Account shall not be considered wages, salaries or compensation under any other employee benefit plan.

         16. No Guarantee of Employment. No provision of this Agreement shall be construed to affect in any manner the existing rights of SERI to suspend, terminate, alter, modify, whether or not for Cause, the employment relationship of the Employee and SERI.
         17. Transfer of Employment to a Southern Energy Subsidiary or an Affiliate. In the event that the Employee's employment by SERI is terminated during the Vesting Period and the Employee shall become immediately re-employed by another subsidiary or an affiliate of Southern Energy, SERI shall assign this Agreement to such subsidiary or affiliate; such subsidiary or affiliate shall accept such assignment or cause such affiliate or subsidiary to accept such assignment; such assignee shall become "SERI" for all purposes hereunder; and this Agreement shall be amended to appropriately reflect the performance of such assignee. In the event of such assignment, the expense of this Agreement shall be the sole responsibility of SERI.
         18. Governing Law. This Agreement, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia.
         IN WITNESS WHEREOF, this Agreement has been executed by the parties first listed above on the date first listed above, to be effective as of the Effective Date.
                                             SOUTHERN ENERGY RESOURCES, INC.


                                             By: ______________________________

                                             EMPLOYEE


                                             ------------------------------
                                             [Name of Employee]
Attest:

By:
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